Exhibit 99.1

First National Earnings Increase 134% for Fourth Quarter 2004, 98% for Year

          SPARTANBURG, S.C., Jan. 18 /PRNewswire-FirstCall/ -- First National Bancshares, Inc. (OTC Bulletin Board: FNSC), the bank holding company for First National Bank of the South, today reported an increase of 134.1% in net income for the fourth quarter ending December 31, 2004 to $663,621 or $.29 per diluted share, compared to $283,466 or $.14 per diluted share in the same period last year.

          Net income for the year ending December 31, 2004 was $1,815,177, an increase of 98.2% compared to net income of $915,726 for the year ending December 31, 2003.  Net income per diluted share for 2004 was $.83 or an increase of 84.4% over $.45 per diluted share for 2003.

          Loans grew to a year-end total of $188.5 million, an increase of 44.5% over total loans at December 31, 2003 of $130.4 million.  Total assets were $236.2 million at December 31, 2004 compared with $180.6 million at December 31, 2003, an increase of 30.8%.  Deposits were $191.8 million at December 31, 2004, compared to $154.7 million at December 31, 2003, or an increase of 24%.

          Jerry L. Calvert, President and CEO, said, “During 2004, we doubled our earnings to $1.8 million and grew our assets in excess of 30% over 2003, surpassing our goals in these areas.  Many factors contributed to these and other outstanding achievements during the year including consistent strong loan growth along with outstanding credit quality, steady improvement in our net interest margin and continued improvement in the efficiency of our operations during the year.  In addition, our Greenville and Mount Pleasant offices each posted impressive results by contributing earnings to our bottom line after less than one year of operations.”

          Mr. Calvert continued, “We are fortunate to have an outstanding group of employees and directors to lead us to these impressive results.  We plan to further expand our customer base during 2005 from our position as the fifth largest bank in Spartanburg County.”

          The primary reason for the growth in earnings for the fourth quarter and year ending December 31, 2004 is the growth in net interest income, mainly due to the 32% increase in earning assets of $55 million during 2004 and an increase in the net interest margin of 40 and 23 basis points during the fourth quarter and year, respectively, over the same periods in 2003.  The increase in the net interest margin resulted from (1) an increase in loans as a percentage of earning assets during the year to 83% from 76% of earning assets as of December 31, 2004 and 2003, respectively, and (2) the five prime rate increases totaling 125 basis points during 2004, which had a positive effect on earnings since the bank’s interest rate risk position is asset- sensitive.

          In addition, the allowance for loan losses was recorded at 1.20% of loans as of December 31, 2004 as compared to 1.25% of loans in 2003, reflecting our confidence in the outstanding credit quality in the loan portfolio.  Net chargeoffs as a percentage of average loans have consistently been below industry averages since the bank’s inception.  Management continues to review and adjust the allowance for loan losses as the performance of the loan portfolio changes over time.

          Growth in noninterest income during the year and quarter ending December 31, 2004 of 29% and 67% over the same respective periods in 2003 was driven by income generated from the Greenville small business lending division organized in March of 2004 and gains on the sale of investment securities.

          First National’s stock price closed at $27.00 per share on January 14, 2005.

          First National Bancshares, Inc. is a bank holding company based in Spartanburg, South Carolina. Its stock is quoted on the OTC Bulletin Board under the symbol FNSC.  It was incorporated in 1999 to conduct a general banking business through its wholly-owned subsidiary, First National Bank of the South.

          First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions.  The banking division operates three full-service offices in Spartanburg County under the name First National Bank of Spartanburg and a loan production office in Mount Pleasant.  The small business lending division based in Greenville operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia.  First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available on its web site at http://www.firstnational-online.com.

          Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy or adverse changes in our asset quality, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

          Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Income Statement Data	For the Year Ended December 31		Increase/ (Decrease)

(unaudited)	2004	2003

Net interest income	$6,512,553	$4,570,470	42.5%
Provision for loan losses	679,427	518,821	31.0%
Noninterest income	1,771,221	1,377,349	28.6%
Noninterest expense	4,965,692	4,087,381	21.5%
Income tax expense	823,478	425,891	93.3%
Net income	$1,815,177	$915,726	98.2%
Net interest margin	3.28%	3.05%	7.5%
Return on average assets	0.87%	0.58%	50.0%
Return on average equity	13.87%	7.68%	80.6%
Efficiency ratio	59.94%	68.72%	(12.8%)
Charge-offs as a% of average loans	0.03%	0.05%	(40.0%)
Earnings per diluted share	$0.83	$0.45	84.4%
Weighted average shares outstanding
Basic	1,802,846	1,802,814	<1%
Diluted	2,191,698	2,024,345	8.3%

Selected Balance Sheet Data	As of December 31,		Increase/ (Decrease)

(unaudited)	2004	2003

Assets	$236,157,698	$180,570,014	30.8%
Loans, net of unearned income	188,507,593	130,420,985	44.5%
Allowance for loan losses	2,258,526	1,630,488	38.5%
Deposits	191,811,128	154,733,021	24.0%
Other borrowings	23,087,571	9,500,000	143.0%
Debt associated with trust preferred securities	6,000,000	3,000,000	100.0%
Shareholders’ equity	$13,911,447	$12,228,496	13.8%
Book value per share	$7.72	$6.78	13.9%

Income Statement Data	For the Quarter Ended December 31,		Increase/ (Decrease)

(unaudited)	2004	2003

Net interest income	$1,933,883	$1,286,667	50.3%
Provision for loan losses	85,920	151,066	(43.1%)
Noninterest income	502,507	300,890	67.0%
Noninterest expense	1,405,280	1,075,341	30.7%
Income tax expense	281,569	77,684	262.4%
Net income	$663,621	$283,466	134.1%
Net interest margin	3.54%	3.14%	12.7%
Return on average assets	1.16%	0.65%	78.5%
Return on average equity	19.00%	9.41%	101.9%
Efficiency ratio	57.68%	67.74%	(14.8%)
Charge-offs as a% of average loans	0.06%	0.04%	50.0%
Earnings per diluted share	$0.29	$0.14	107.1%
Weighted average shares outstanding
Basic	1,802,846	1,802,850	(<1%)
Diluted	2,258,983	2,091,841	8.0%

Note:	Per share data and number of shares for 2003 have been adjusted to reflect the 3-for-2 stock split distributed on March 1, 2004.

SOURCE  First National Bancshares, Inc.;
          -0-                                                                                01/18/2005
          /CONTACT:  Jerry L. Calvert of First National Bancshares, Inc., +1-864-594-5690, or cell, +1-864-590-8858/
          /Web site:  http://www.firstnational-online.com /